EXHIBIT 10.1 EMPLOYMENT AGREEMENT THIS AGREEMENT is entered into as of January 1, 2025 (the “Effective Date”) between the FEDERAL HOME LOAN BANK OF CHICAGO (the “Bank”) and MICHAEL ERICSON (the “Executive”) (each a “Party” and collectively, the “Parties”). RECITALS: A. The Bank and the Executive have previously entered into an Employment Agreement, scheduled to expire on December 31, 2024 (the “Current Agreement”), and the Bank wishes to revise and extend the employment of the Executive in a manner that closely aligns the interests of the Executive with the interests of the members of the Bank, and that provides appropriate incentives to the Executive for the successful performance of his duties; and B. The Bank and the Executive wish to confirm the employment of the Executive by the Bank on the terms and conditions hereinafter set forth; and C. The Bank recognizes the valuable services that the Executive has rendered and desires to be assured that the Executive will continue his active participation in the business of the Bank, subject to the terms of this Agreement, and desires to assure the Executive that his employment will continue subject to the terms of this Agreement. D. The parties wish to replace the Current Agreement with this Agreement, to become effective on the Effective Date. E. NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Agreement, it is agreed as follows: 1. DEFINITIONS. As used in this Agreement, unless the context otherwise requires a different meaning, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof and words in the masculine gender being deemed to be feminine as may be applicable): Board means the Board of Directors of the Bank. Cause means any of the following activities by the Executive: (i) conviction of the Executive for any felony, or for a crime involving moral turpitude; (ii) commission of any act involving dishonesty, disloyalty, or fraud with respect to the Bank or any of its members; (iii) willful and continued failure to perform material duties that are reasonably directed by the Board, which are consistent with the terms of this Agreement and the position of President and CEO; (iv) gross negligence or willful misconduct with respect to the Bank or any of its members; (v) any violation of Bank policies regarding sexual harassment, discrimination, substance abuse, or the Bank’s Code of Ethics to the extent such acts would provide grounds for a termination for cause with respect to other employees; or (vi) a material breach of a material provision of this

#5136616v1 2 Agreement. No act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Bank. Confidential Information means: (a) financial information, including, but not limited to, earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Bank generally or to particular products or services offered by the Bank; (b) customer or member information, including, but not limited to, information concerning the products or services utilized or purchased by members, the names and addresses of members, terms of funding or loan agreements, or of particular transactions, or related information about potential members; (c) marketing information, including, but not limited to, details about ongoing or proposed marketing programs or agreements by or on behalf of the Bank, marketing forecasts, results of marketing efforts or information about impending transactions, and pricing strategies; (d) personnel information, including, but not limited to, employees' personal or medical histories, employment agreements, commission and bonus plans, compensation, or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations, training methods, performance, or other employee information; (e) information contained in any computer files, including, but not limited to, reports of examination issued by the Bank’s regulator, current and historical information regarding the Bank’s borrowing and other relationships with its members and other borrowers, results of the Bank’s internal ratings of its members and other borrowers, confidential information of third parties provided to the Bank under an agreement requiring the Bank to maintain the confidentiality of such information except for specified permitted uses, or other proprietary operating software systems and any associated passwords; (f) procedures manuals, policy manuals, sales training materials, brochures, funding agreements, license agreements, minutes of Board meetings, managers’ meetings, and sales meetings; and (g) contacts, including, but not limited to, any compilations of past, existing, or prospective sources of business, proposals, or agreements between members and the Bank, any sales or borrowing histories or other revenue information by member or customer, status of member or customer accounts or credit, or related information about actual or prospective members or contacts. Determination Date means the date of termination of the Executive’s employment with the Bank, for any reason whatsoever, or any earlier date (during the Restricted Period) of an alleged breach of the Restrictive Covenants by the Executive. Disability means that the Executive (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined under the Bank’s short- or long-term disability program; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined under the Bank’s short- or long-term disability program, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Bank’s employees. Executive Team means the senior officers of the Bank responsible for the strategy and management of the Bank and appointed to the Executive Team by the President and CEO.

#5136616v1 3 Good Reason means one or more of the following: (a) a material reduction by the Bank of the Executive’s base salary, unless such reduction: (i) is associated with a “General Reduction” in compensation among the Bank’s Executive Team and such reduction is in response to adverse or declining economic conditions; and (ii) does not exceed 5% of the Executive’s base salary amount in effect at the time of the reduction; (b) a material reduction in the Executive’s authority, duties or responsibilities; (c) relocation of the Executive’s principal office to a location more than 50 miles from its location on the date this Agreement becomes effective; or (d) any other action or inaction by the Bank that constitutes a material breach by the Bank of the Agreement. Person means any individual or any corporation, partnership, joint venture, association, or other entity or enterprise. Protected Employees means employees of the Bank who were employed by the Bank at any time within six (6) months prior to the Determination Date. Restricted Period means the period of the Executive’s employment by the Bank under this Agreement plus a period extending two (2) years from the date of termination of employment. Restrictive Covenants means the restrictive covenants contained in Section 9(b) and (c) hereof. Retire or Retirement means the planned and voluntary termination by the Executive of his employment on or after reaching the earliest retirement age permitted by the Financial Institutions Retirement Fund. Term of the Agreement means the period which commences on the Effective Date and, unless earlier terminated pursuant to Section 6, ends on December 31, 2028. The “Term of the Agreement” shall also include, as applicable, each subsequent one-year renewal period following the automatic renewal of this Agreement pursuant to Section 3, to the extent such automatic renewals occur. 2. DUTIES OF EMPLOYEE. The Executive has been retained by the Bank as its President and Chief Executive Officer (“President and CEO”) with overall charge and responsibility for the business and affairs of the Bank. The Executive shall report directly to the Board and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. The Executive shall devote his best efforts to the performance of the duties of his position with the Bank and shall devote substantially all of his business time and attention to the performance of his duties under this Agreement, excluding any periods of vacation and sick leave to which the Executive is entitled. The Executive may (a) serve on civic or charitable boards or committees and (b) deliver lectures and fulfill speaking engagements, so long as such activities do not, in the view of the Board, interfere, in any substantive respect, with the Executive’s responsibilities hereunder or conflict, in any material way, with the business of the Bank or the Bank’s Code of Ethics.

#5136616v1 4 3. TERM OF THE AGREEMENT. Unless terminated earlier as provided in Section 6, the Executive's employment as President and CEO under this Agreement shall continue for the Term of the Agreement, as defined above; provided, however, that the Term of the Agreement shall be automatically extended by one (1) year effective January 1, 2029 and each year thereafter until such date as either the Bank or the Executive shall have terminated this automatic extension provision by giving written notice to the other party at least three (3) months prior to the end of the initial Term of the Agreement or any extension thereof. 4. COMPENSATION. (a) Salary. The Executive’s base salary is $1,071,000, which base salary shall be effective as of the Effective Date and shall be payable in accordance with the Bank’s normal payroll schedule. The Human Resources & Compensation Committee of the Board (the “HR&C Committee”) shall review the performance of the Executive at least annually. Following its review for the 2025 calendar year, the HR&C Committee may recommend that the Board increase the Executive’s base salary. (b) Incentive Plans. (i) The Executive is currently a participant in the Bank’s President and Executive Team Incentive Compensation Plan effective January 1, 2023 (the “Incentive Plan”) and may participate in any successor plans, however titled, which apply to the Bank’s President and CEO. (ii) The Executive shall be entitled to receive all applicable incentive awards under the Incentive Plan, or any successor plan, as applicable, with respect to each fiscal year during the Term of the Agreement if he attains the performance objectives to be mutually agreed upon by the Board and the Executive for each such fiscal year for such plan. Such incentive awards, if any, for a given year shall be paid in accordance with the terms of the respective plan or as otherwise required to comply with the short-term deferral rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). 5. EXECUTIVE BENEFITS. The Executive shall be eligible to participate in, or receive benefits that are provided to employees under, the Bank’s various employee benefit plans, excluding incentive plans, if any, except as provided in Section 4. The terms of those plans are set forth in the respective plan documents, and are subject to change based on the terms set forth therein. The Bank shall provide the Executive with the following perquisites: (a) a parking space at the Bank’s main office and (b) such airline club or other club memberships as recommended by the HR&C Committee and approved by the Board.

#5136616v1 5 6. TERMINATION. The Executive’s employment under this Agreement may be terminated under the following circumstances: (a) Death. Upon the Executive's death, in which case this Agreement and the Term of the Agreement shall terminate on the date of death; (b) Disability. Upon the Executive’s Disability, in which case the Executive may be eligible for leave under one or more of the Bank’s medical leave and/or disability plans. If the Executive's Disability results in the Executive's inability to perform, with or without reasonable accommodation (as defined under the Americans with Disabilities Act), the Executive's duties under this Agreement after the initial ninety- (90-) day period of Disability, the Bank may give the Executive thirty (30) days’ written notice of termination of this Agreement. If the Executive does not return to the performance of the Executive's duties hereunder on a full-time basis by the end of the thirty- (30-) day notice period, then the Bank may terminate the Executive's employment hereunder effective on the thirty-first (31st) day following the giving by the Bank of such written notice of termination. Although employment under this Agreement and the Term of the Agreement will end, the termination of this Agreement shall not affect the Executive’s employment and benefits under the Bank’s medical leave and/or disability plans, if applicable; (c) Termination by the Board for Cause. The Board may terminate the Executive's employment at any time for Cause, such termination to be effective as of the date stated in a written notice of termination delivered to the Executive. Before proceeding with termination under subparts (iii) through (vi) of the definition of “Cause,” above, the Board shall give the Executive written notice of the grounds for termination and thirty (30) days to cure, if curable. If the Executive fails or is unable to cure, the Executive’s employment shall terminate on the thirty-first (31st) day following the giving by the Bank of such written notice of termination; (d) Resignation by the Executive for Other Than Good Reason. The Executive may voluntarily resign his position with the Bank at any time for any reason or for no reason upon thirty (30) days’ prior written notice to the Bank. Such resignation shall be effective as of the date stated in such written notice, unless otherwise mutually agreed by the Parties; (e) Retirement by the Executive. The Executive may choose to Retire from the Bank at any time upon sixty (60) days’ prior written notice to the Bank; (f) Termination by the Bank Other than for Cause. The Bank may terminate the Executive's employment for any reason or for no reason, other than under circumstances constituting Cause, upon thirty (30) days’ prior written notice to the Executive. Such termination shall be effective as of the date stated in the written notice of termination.

#5136616v1 6 (g) Resignation by Executive for Good Reason. Executive may resign his position with the Bank at any time for Good Reason, such termination to be effective as of the date stated in the written notice of resignation to the Bank. Before proceeding with the resignation, the Executive shall give the Bank notice of the existence of a condition giving rise to Good Reason within 90 days of the initial existence of the condition. Upon receipt of the notice by the Board, Executive shall provide a period of thirty days to cure. If the Bank fails or is unable to cure, the Executive’s resignation shall become effective. (h) Non-Renewal of Agreement. The Bank may exercise its right not to renew this Agreement pursuant to Section 3. Such non-renewal shall be deemed to be a termination and will be effective as of the last day of the Term of the Agreement immediately following the Bank’s notice to the Executive that this Agreement is not being renewed In no event shall the termination of the Executive's employment affect the rights and obligations of the Parties set forth in this Agreement, except as expressly set forth herein. Except to the extent provided in Section 6(b), any termination of the Executive's employment pursuant to this Section 6 shall be deemed to be a termination of all of the Executive’s positions with the Bank. 7. TERMINATION PAYMENTS. The Executive shall be entitled to receive the following payments upon termination of the Executive's employment hereunder: (a) Termination by the Board for Cause. In the event of the termination of the Executive's employment pursuant to Section 6(c), the Bank shall pay to the Executive following such termination all accrued and unpaid salary for time worked as of the date of termination and all accrued but unutilized vacation time as of the date of termination, determined in accordance with the Bank’s employee handbook. The Executive shall not be entitled to any other compensation, bonus, incentive, or severance pay from the Bank; provided, however, that nothing in this Section 7(a) shall affect any vested rights that the Executive has under any pension, thrift, or other benefit plan, excluding the Bank’s Employee Severance Plan dated May 1, 2007 or any successor plan (the “Severance Plan”). (b) Termination by Resignation Other than for Good Reason. In the event of the termination of the Executive's employment pursuant to Section 6(d), the Executive shall be entitled to receive the following payments and benefits: (i) All accrued and unpaid salary for time worked as of the date of termination; (ii) All accrued but unutilized vacation time as of the date of termination, determined in accordance with the Bank’s employee handbook;

#5136616v1 7 (iii) A lump sum payment in an amount equal to: (1) the total incentive award (both the annual and deferral component) under the Incentive Plan, or any successor plan, for the year in which termination occurs, calculated as if all performance targets for the current annual and deferral award period had been met at the target award level and pro-rated based on the number of full months the Executive was employed during the year of termination divided by 12; plus (2) any previously deferred award (50% of the total incentive award) under the Incentive Plan, or any successor plan, not subject to pro- ration or further adjustments based on performance target achievement during the deferral period; determined without regard to whether the Executive’s termination affects his eligibility to receive an incentive award under the Incentive Plan; and provided, however, that the HR&C Committee may, in its discretion, reduce or eliminate any incentive compensation amounts paid under this subsection (iii) for any of the circumstances set forth in Section 5.3(b)(1)- (3) or (5) of the Incentive Plan to the extent such circumstances existed at or before the time the Executive provided notice of resignation or any similar provision set forth in any successor plan, as applicable; (iv) The Executive shall not be entitled to any other compensation, bonus, incentive, or severance pay from the Bank; provided, however, that nothing in this Section 7(b) shall affect any vested rights which the Executive has under any pension, thrift, or other benefit plan, excluding the Incentive Plan and the Severance Plan. (v) All payments under Section 7(b) are contingent upon the Executive being in compliance with Sections 9, 11, 12, and 13 of this Agreement as of the date such payment is due. (c) Termination through Retirement. In the event of the termination of the Executive's employment pursuant to Section 6(e), the Executive shall be entitled to receive the following payments and benefits: (i) All accrued and unpaid salary for time worked as of the date of termination; (ii) All accrued but unutilized vacation time as of the date of termination, determined in accordance with the Bank’s employee handbook; (iii) A lump sum payment in an amount equal to the incentive compensation that the Executive would otherwise have been entitled to for:

#5136616v1 8 (1) the total incentive award (both the annual and deferral component) under the Incentive Plan, or any successor plan, for the year in which termination occurs, calculated as if all performance targets for the current annual and deferral award period had been met at the target award level and pro-rated based on the number of full months the Executive was employed during the year of termination divided by 12; (2) any previously deferred award (50% of the total incentive award) under the Incentive Plan, or any successor plan, not subject to pro- ration or further adjustments based on performance target achievement during the deferral period; determined without regard to whether the Executive’s termination affects his eligibility to receive an incentive award under the Incentive Plan; provided, however, that the HR&C Committee may, in its discretion, reduce or eliminate any incentive compensation amounts paid under this subsection (iii) for any of the circumstances set forth in Section 5.3(b)(1)- (3) or (5) of the Incentive Plan to the extent such circumstances existed at or before the time the Executive provided notice of retirement or any similar provision set forth in any successor plan, as applicable; (iv) participation in the Bank’s retiree health care benefit plans for the Executive and his spouse, in accordance with the terms of the Federal Home Loan Bank of Chicago Description of Retiree Medical Coverage. (v) The Executive shall not be entitled to any other compensation, bonus, incentive, or severance pay from the Bank; provided, however, that nothing in this Section 7(c) shall affect any vested rights which the Executive has under any pension, thrift, or other benefit plan, excluding the Incentive Plan and the Severance Plan. (vi) All payments under Section 7(c) are contingent upon the Executive being in compliance with Sections 9, 11, 12, and 13 of this Agreement as of the date such payment is due. (d) Termination under Other Circumstances. In the event of termination of the Executive's employment pursuant to any of the following provisions: • Section 6(a) [Death] • Section 6(b) [Disability] • Section 6(f) [By the Bank Other Than for Cause] • Section 6(g) [Resignation for Good Reason] • Section 6(h) [Non-Renewal by the Bank]

#5136616v1 9 the Executive (or the Executive's estate, as the case may be) shall be entitled to receive the following payments and benefits: (i) all accrued and unpaid salary for time worked as of the date of termination; (ii) all accrued but unutilized vacation time as of the date of termination, determined in accordance with the Bank’s employee handbook; (iii) salary continuation (at the base salary level in effect at the time of termination) paid pursuant to the Bank’s normal payroll schedule for a period of one (1) year; (iv) A lump sum payment in an amount equal to the incentive compensation that the Executive would otherwise have been entitled to for: (1) the total incentive award (both the annual and deferral component) under the Incentive Plan, or any successor plan, for the year in which termination occurs, calculated as if all performance targets for the current annual and deferral award period had been met at the target award level and pro-rated based on the number of full months the Executive was employed during the year of termination divided by 12; (2) any previously deferred award (50% of the total incentive award) under the Incentive Plan, or any successor plan, not subject to pro- ration or further adjustments based on performance target achievement during the deferral period; determined without regard to whether the Executive’s termination affects his eligibility to receive an incentive award under the Incentive Plan; provided, however, that the HR&C Committee may, in its discretion, reduce or eliminate any incentive compensation amounts paid under this subsection (iv) for any of the circumstances set forth in Section 5.3(b)(1)- (3) or (5) of the Incentive Plan to the extent such circumstances existed at or before the time the Executive’s Death, Disability, Termination Other than for Cause or resignation with Good Reason or any similar provision set forth in any successor plan, as applicable; (v) continued participation in the Bank’s employee health care benefit plans for the Executive and his spouse, in accordance with the terms of the Severance Plan, that would be applicable to the Executive if his employment had been terminated pursuant to such plan, provided that the Bank shall continue paying the employer’s portion of the Executive’s medical and/or dental insurance premiums, if the Executive had been participating in either or both programs, for one (1) year prior to the termination; and

#5136616v1 10 The Executive shall not be entitled to any other compensation, bonus, or severance pay from the Bank; provided, however, that nothing in this Section 7(d) shall affect any vested rights which the Executive has under any pension, thrift, or other benefit plan, excluding the Incentive Plan and the Severance Plan. All payments under Section 7(d) are contingent upon the Executive being in compliance with Sections 9, 11, 12, and 13 of this Agreement as of the time such payment is due. (e) Timing of Payments. Notwithstanding any provision of this Section 7, any payment to the Executive, and the timing thereof, shall be subject to prior regulatory approval or non-objection pursuant to Section 17 of this Agreement. In addition, payments under subsections (b)(iii), (c)(iii)-(iv), and (d)(iii)-(v) of this Section 7 that become payable due to termination under Section 6(b), (d), (e), (f) or (g) shall not commence until the Executive has signed, and not revoked within the time allotted by the Older Workers’ Benefit Protection Act or other law, a general release of all claims against the Bank in such form as the Bank shall reasonably require, such release to be signed and effective within sixty (60) days after the Executive’s date of termination. If such sixty- (60-) day period spans two (2) calendar years, such payments shall not commence until the later of the two years. Following the completion of each of the foregoing conditions precedent in this Section 7 (e), each payment under this Section 7 will be payable, or in the case of a series of payments will begin to be paid, on the Bank’s first payroll date that occurs at least five (5) business days following the completion of such conditions. Notwithstanding anything herein to the contrary, amounts payable under Section 7(d) upon a termination of Executive’s employment under Section 6(a) shall be paid in a single lump sum to the Executive’s estate. (f) Taxes. The Executive shall be responsible for the payment of all federal, state, and local income and other taxes that may be due with respect to any payments made to the Executive pursuant to this Agreement. 8. CONFLICT OF INTEREST. The Executive may not use his position, influence, knowledge of confidential information, or the Bank’s assets for personal gain. A direct or indirect financial interest, including joint ventures in or with a competitor, supplier, vendor, customer, or prospective customer without disclosure and written approval from the Board is strictly prohibited and could be grounds for termination for Cause. The Executive shall at all times comply with the Bank’s Code of Ethics.

#5136616v1 11 9. EXECUTIVE COVENANTS. (a) General. The Executive and the Bank understand and agree that the purpose of the provisions of this Section 9 is to protect the legitimate business interests of the Bank, as more fully described below, and is not intended to impair or infringe upon the Executive’s right to work, earn a living, or acquire and possess property from the fruits of his labor. The Executive hereby acknowledges that the post- employment restrictions set forth in this Section 9 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of his employment with the Bank. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein, the Executive shall be subject to the restrictions set forth in this Section 9. (b) Restriction on Disclosure and Use of Confidential Information. The Executive understands and agrees that Confidential Information constitutes a valuable asset of the Bank and its affiliated entities, and may not be converted to the Executive’s own use. Accordingly, the Executive hereby agrees that the Executive shall not, directly or indirectly, at any time during the Restricted Period, reveal, divulge, or disclose to any Person not expressly authorized by the Bank any Confidential Information, and the Executive shall not, directly or indirectly, at any time during the Restricted Period, use or make use of any Confidential Information in connection with any business activity other than that of the Bank. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Bank’s rights or the Executive’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. (c) Nonsolicitation of Protected Employees. The Executive understands and agrees that the relationship between the Bank and each of its Protected Employees constitutes a valuable asset of the Bank and may not be converted to the Executive’s own use. Accordingly, the Executive hereby agrees that, during the Restricted Period, the Executive shall not, directly or indirectly, on the Executive’s own behalf or as a principal or representative of any Person, solicit any Protected Employee to terminate his or her employment with the Bank. (d) Exceptions from Disclosure Restrictions. Anything herein to the contrary notwithstanding, the Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Executive or his agent; (ii) becomes available to the Executive in a manner that is not in contravention of applicable law from a source (other than the Bank or its affiliated entities, or one of its or their officers, employees, agents, or representatives) that is not known by the Executive to be bound by a confidential relationship with the Bank or its affiliated entities, or by a confidentiality or other similar agreement; (iii) was known to the Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to the Executive by the Bank or its affiliated entities, or one of its or their officers,

#5136616v1 12 employees, agents, or representatives; or (iv) is required to be disclosed by law, court order, or legal process; provided, however, that in the event disclosure is required by law, court order, or legal process, the Executive shall provide the Bank with prompt notice of such requirement so that the Bank may seek an appropriate order prior to any such required disclosure by the Executive. 10. ENFORCEMENT OF RESTRICTIVE COVENANTS. In the event the Executive breaches, or threatens to commit a breach, of any of the provisions of the Restrictive Covenants, the Bank shall have the right and remedy to enjoin, preliminarily and permanently, the Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Bank and that money damages would not provide an adequate remedy to the Bank. The rights referred to in the preceding sentence shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Bank at law or in equity. 11. RETURN OF PROPERTY. The Executive agrees to deliver to the Bank upon the termination of the Executive’s employment, and at any other time upon the Bank's request: (a) all documents and other materials, whether made or compiled by the Executive alone or with others, or made available to the Executive while employed by the Bank, pertaining to Confidential Information or other inventions and works of the Bank; (b) all Confidential Information, other inventions, or any other property of the Bank in the Executive's possession, custody, or control, and (c) all cellular telephones, data storage devices, and personal digital assistants paid for or issued by the Bank. The above categories (a) through (c) include Confidential Information contained on personal digital assistants, cellular telephones, external hard drives, USB “flash” drives, other USB storage devices, FireWire storage devices, digital music players, digital tapes, floppy disks, CDs, DVDs, personal e-mail accounts (including web-based e-mail accounts such as Hotmail, Gmail, or Yahoo), memory cards, zip disks or drives, and all other similar mediums which can be used to store electronic data. 12. FUTURE COOPERATION AND ASSISTANCE. (a) Cooperation in Future Matters. The Executive hereby agrees that, for a period of two (2) years following his date of termination, he shall cooperate with the Bank’s reasonable requests relating to matters that pertain to the Executive’s employment by the Bank, including, without limitation, providing information or limited consultation as to such matters, participating in legal proceedings, investigations, or audits on behalf of the Bank, or otherwise making himself reasonably available to the Bank for other related purposes. Any such cooperation shall be performed at times scheduled to take into consideration the Executive’s other commitments, and the Executive shall be compensated at a reasonable hourly or per diem rate to be agreed upon by the Parties to the extent such cooperation is required on more than an occasional and limited basis. The

#5136616v1 13 Executive shall also be reimbursed for all reasonable out-of-pocket expenses. The Executive shall not be required to perform such cooperation to the extent it conflicts with any requirements of exclusivity of service for another employer, or otherwise, nor in any manner that, in the good-faith belief of the Executive, would conflict with his rights under or ability to enforce this Agreement. (b) Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive’s date of termination, the Executive shall assist the Bank in defense of any claims that may be made against the Bank, and shall assist the Bank in the prosecution of any claims that may be made by the Bank, to the extent that such claims may relate to services performed by the Executive for the Bank. The Executive agrees to promptly inform the Bank if he becomes aware of any lawsuits involving such claims that may be filed against the Bank. The Bank agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive’s employment with the Bank terminates, the Executive shall be compensated for such assistance at a reasonable hourly or per diem rate to be agreed upon by the Parties. The Executive also agrees to promptly inform the Bank if he is asked to assist in any investigation of the Bank (or its actions) that may relate to services performed by the Executive for the Bank, regardless of whether a lawsuit has then been filed against the Bank with respect to such investigation, unless the Executive is prohibited by law or legal process from so informing the Bank. 13. PUBLICITY; NON-DISPARAGEMENT. Neither Party shall issue, without consent of the other Party, any press release or make any public announcement with respect to this Agreement or the employment relationship between them. Following the Effective Date of this Agreement, and regardless of any dispute that may arise in the future, the Executive and the Bank jointly and mutually agree that they shall not disparage, criticize, or make statements that are negative, detrimental, or injurious to the other to any individual or company, including within the Bank: provided that this paragraph shall not prohibit either Party from offering truthful testimony or evidence in any legal proceeding in which the Party is compelled to appear. 14. FEDERAL BENEFITS RULES. All payments and benefits provided under this Agreement are intended to be exempt from, or comply with, Section 409A of the Code, and the Agreement is to be interpreted accordingly. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that constitutes a "deferral of compensation" within the meaning of Section 409A of the Code. Any payments under this Agreement that may be excluded from Section 409A of the Code either as

#5136616v1 14 separation pay or as a short-term deferral will be excluded from Section 409A of the Code to the maximum extent possible. Each installment payment or payment in a series of payments provided under this Agreement will be treated as a separate payment. A termination of Executive’s employment under the Agreement must constitute a “separation from service” under Section 409A(a)(2) to the extent required to comply with or be exempt from Section 409A of the Code. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A of the Code, such reimbursements and in-kind benefit payments will be made in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations (or any or successor provisions). If any provision of this Agreement (or any award of compensation) would cause the Executive to incur any additional tax or interest under Section 409A of the Code, or any regulations or Treasury guidance promulgated thereunder, the Bank may reform such provision, provided that it shall (i) maintain, to the maximum extent practical, the original intent of the applicable provision without violating the provisions of Section 409A of the Code and (ii) notify and consult with the Executive regarding such amendments or modifications prior to the effective date of any change. Notwithstanding the foregoing, the Bank makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event will the Bank be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of Section 409A of the Code. 15. SEVERABILITY. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in all respects. If any provision, restriction, or section in this Agreement is determined to be in violation of any law, rule, or regulation, or otherwise unenforceable, such determination shall not affect the validity of any other provision, restriction, or section of this Agreement, but such other provisions, restrictions, or sections shall remain in full force and effect. Each provision, restriction, or section of this Agreement is severable from every other provision, restriction, or section and constitutes a separate and distinct covenant. In the event that a court of competent jurisdiction determines that any provision of this Agreement is overly broad or unenforceable, the Bank and the Executive specifically request that such court sever it or reform such provision so that it is enforceable to the maximum extent permitted by law; provided that the Bank’s obligation to pay the Termination Payments set forth in Sections 7(b), (c), and (d) remain contingent upon the Executive complying with Sections 9, 11, 12, and 13. If the Executive challenges the enforceability of Sections 9, 11, 12, or 13, the Executive shall not be entitled to the separation payments set forth in Sections 7(b), (c), and (d). 16. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Executive, the Executive’s heirs, executors, and administrators.

#5136616v1 15 17. REGULATORY APPROVAL. Notwithstanding any provision of this Agreement, the terms of this Agreement and any payment to the Executive, including the timing thereof, shall be subject to the prior approval or non-objection of the Federal Housing Finance Agency or any successor agency. 18. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire Agreement between the Parties. The Parties acknowledge that they have not relied on any representations, promises, or agreements of any kind made in connection with the decision to sign this Agreement, except for those set forth in this Agreement. This Agreement may not be altered or amended, except in writing, signed by the Executive and an authorized representative of the Bank. 19. CHOICE OF LAW AND VENUE. The Parties agree that this Agreement is to be governed by, and construed under, the laws of the State of Illinois, without regard to its conflicts of law provisions. The Parties further agree that all disputes shall be resolved exclusively in the state or federal court located in Cook County, Illinois. 20. FEES. The Bank agrees that it shall pay Executive a one-time payment of $5,000 for individual financial/tax counseling. Such amount shall not be grossed up to the Executive for tax purposes. 21. NOTICES. Any notice required or permitted hereunder shall be in writing, and shall be deemed duly given when hand delivered, or when mailed, first class mail, postage prepaid, registered or certified, return receipt requested, to the addresses set forth below: Bank 433 West Van Buren Street Suite 501S Chicago, IL 60607 Attention: General Counsel Executive [ ] The foregoing addresses may be changed at any time, or from time to time, by written notice given in accordance with the provisions of this section.

#5136616v1 16 IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the Effective Date. FEDERAL HOME LOAN BANK EXECUTIVE OF CHICAGO By: /s/Joseph Fazio III By: /s/Michael Ericson Name: Joseph Fazio, III Name: Michael Ericson Title: Chairman of the Board Title: President and CEO of Directors Dated: February 14, 2025 Dated: February 14, 2025